UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2003

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

ITEM 5.    OTHER EVENTS

On May 21, 2003, New Century Financial Corporation announced that its Board of Directors had approved a three-for-two split of its common stock and a quarterly cash dividend payment to its common stockholders at the rate of $0.10 per share after the three-for-two stock split ($0.15 on a pre-split basis). A copy of the press release issued by New Century announcing the three-for-two stock split and the quarterly dividend is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits

99.1    Press Release, dated May 21, 2003, issued by New Century Financial Corporation

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

By:	/s/ EDWARD F. GOTSCHALL

Edward F. Gotschall
Vice Chairman and Chief Financial Officer

May 27, 2003

EXHIBIT INDEX

Exhibit No.
99.1	Press release, dated May 21, 2003, issued by New Century Financial Corporation